As filed with the Securities and Exchange Commission on December 12, 2024

Registration No. 333-279038

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-1430562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Bernal

Vice President and Associate General Counsel

APA Corporation

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rajesh Sharma Corporate Secretary APA Corporation 2000 W. Sam Houston Pkwy S., Suite 200 Houston, Texas 77042 (713) 296-6000	Troy L. Harder Bracewell LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 221-1456

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to the registration statement on Form S-3 (File No. 333-279038) (the “Registration Statement”) filed by APA Corporation (“APA”) with the Securities and Exchange Commission (the “Commission”) on May 1, 2024 is being filed to: (1) file as an exhibit to the Registration Statement the Senior Indenture, dated December 11, 2024, between APA and Regions Bank, as trustee, governing the senior debt securities of APA for qualification under the Trust Indenture Act of 1939, as amended; and (2) file additional exhibits to the Registration Statement in connection therewith. The prospectus included in Part I of the Registration Statement has been updated in connection therewith.

This Post-Effective Amendment No. 1 will become effective immediately upon filing with the Commission.

PROSPECTUS

APA CORPORATION

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that APA Corporation and its consolidated subsidiaries may offer. The particular terms of the securities that may be offered from time to time will be described in the prospectus supplement related to such offering. If indicated in an applicable prospectus supplement, the terms of the securities offered thereby may differ from the terms summarized below. Each prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

• senior debt securities; • subordinated debt securities; • common stock;	• preferred stock; • warrants; • depositary shares;	• purchase contracts; and/or • purchase units.

In this prospectus, “securities” collectively refers to the securities described above.

APA’s common stock is listed for trading on the Nasdaq Global Select Market under the symbol “APA.”

We may sell securities to or through one or more underwriters, dealers, or agents, or directly to investors, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers, or agents involved in the sale of any securities and the specific manner in which such securities may be offered will be set forth in the prospectus supplement related to such offering.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Investing in APA’s securities involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any of the securities described herein, please read “Risk Factors” on page 2 and “Cautionary Statement Regarding Forward-Looking Statements” on page ii of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. The prospectus supplement related to a particular offering of our securities may discuss certain risks of investing in those securities. You should carefully consider all of these risks and risk factors before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Using this process, we may sell the different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the offering and the terms of the securities being offered. The prospectus supplement may also add, update, or change the information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Before investing in any of our securities, you should carefully read this prospectus and any applicable prospectus supplement in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in this prospectus and in any applicable prospectus supplement.

You should assume that the information contained in this prospectus, any prospectus supplement, or any document incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document in which such information is contained or such other date as may be specifically referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations, and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. We are not making an offer of any securities in any jurisdiction where the offer is not permitted, and this prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

In this prospectus, references to “APA,” “we,” “us,” “our,” and “the Company” mean APA Corporation and its consolidated subsidiaries, unless otherwise noted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “prospect,” “target,” “potential,” “continue,” “seek,” “guidance,” “outlook,” “possibly,” “might,” “may,” “will,” “could,” “would,” “should,” or the negative of these terms or similar expressions intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. Actual events or results may differ materially because of conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements and Risk,” as applicable, in APA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (incorporated by reference in this prospectus) and similar sections in any subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those described in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

All forward-looking statements speak only as of the date of the document in which they are contained.

All forward-looking statements, expressed or implied, included in this prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

In addition, we caution that reserve engineering is a process of estimating oil and natural gas accumulated underground and cannot be measured exactly. Accuracy of reserve estimates depend on a number of factors, including data available at the point in time, engineering interpretation of the data, and assumptions used by the reserve engineers as it relates to price and cost estimates and recoverability. New results of drilling, testing, and production history may result in revisions of previous estimates and, if significant, would impact future development plans. As such, reserve estimates may differ from actual results of oil and natural gas quantities ultimately recovered.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information that you can find in that registration statement and its exhibits. The full registration statement, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and each such statement is qualified in its entirety by reference to the applicable contract or document that has been or will be filed or incorporated by reference as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC (SEC File No. 001-40144). Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public at the SEC’s website, at http://www.sec.gov.

General information about us, including all of the documents we file with the SEC, is available free of charge under the “Investors” section on our website, at http://www.apacorp.com, as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the following documents that we have filed with the SEC (other than any portions of these documents that were deemed to have been furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including any financial statements or exhibits related thereto and furnished pursuant to Item 9.01), unless otherwise indicated herein:

•

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February  22, 2024, including the portions of APA’s definitive proxy statement, filed with the SEC on April 12, 2024, that are incorporated by reference into such Annual Report on Form 10-K;

•	The Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2024, August 2, 2024 and November 7, 2024;

•

The Company’s Current Reports on Form 8-K filed with the SEC on January 4, 2024, January  10, 2024, January  12, 2024, January  30, 2024, March  15, 2024, March  27, 2024, April  1, 2024, April  10, 2024, May  29, 2024, October  28, 2024 and December 3, 2024 and on Form 8-K/A filed with the SEC on June 13, 2024 (SEC File No. 001-40144);

•	The Company’s Registration Statement on Form S-4 (File No. 333-276797), filed with the SEC on February 1, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on February 13, 2024; and

•

The description of the Company’s securities registered under Section 12 of the Exchange Act, contained in Exhibit 4.2 to the Company’s Current Report on Form 8-K12B, filed with the SEC on March 1, 2021, including any amendment or report filed for the purposes of updating such description.

As described under “Where You Can Find More Information,” each of these documents is available on the SEC’s website, at http://www.sec.gov, as well as through our website, at http://www.apacorp.com. Information on our website is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

APA Corporation

Attn: Corporate Secretary

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

v

APA CORPORATION

APA is an independent energy company that owns consolidated subsidiaries that explore for, develop, and produce natural gas, crude oil, and natural gas liquids in the U.S., Egypt, and offshore the U.K. in the North Sea. APA also has active exploration and appraisal operations ongoing in Suriname, as well as interests in Uruguay and other international locations that may, over time, result in reportable discoveries and development opportunities.

Our common stock is traded on the Nasdaq under the symbol “APA.” Our principal executive offices are located at 2000 W. Sam Houston Pkwy S., Suite 200, Houston, Texas 77042, and our telephone number at that location is (713) 296-6000.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in our securities, you should consider carefully all of the risk factors described in APA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, APA’s subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other documents incorporated by reference into this prospectus or filed by APA with the SEC after the date of this prospectus, as well as those risk factors that may be included in any applicable prospectus supplement.

USE OF PROCEEDS

We currently have no plans for specific use of the net proceeds from the sale of our securities. Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

We will specify the principal purposes for which the net proceeds from each offering will be used in the prospectus supplement related to such offering.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplement, summarize the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws that are incorporated by reference into the registration statement of which this prospectus forms a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

Under our amended and restated certificate of incorporation, as amended, our authorized capital stock currently consists of 860,000,000 shares of common stock, $0.625 par value per share, and 10,000,000 shares of preferred stock, no par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

Common Stock

As of October 31, 2024, we had 369,947,453 shares of common stock issued and outstanding and approximately 8,439,561 shares of common stock reserved for issuance pursuant to various employee benefit plans (including treasury shares authorized for issuance under those plans), and no shares of preferred stock outstanding. The number of shares of common stock issued and outstanding varies from time to time.

Voting

Each share of common stock entitles the holder thereof to one vote on all matters to be voted on by our stockholders. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any future holders of preferred stock, persons who hold more than 50% of the outstanding shares of common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

Dividends

If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. This dividend right, however, is subject to any preferential dividend rights we may grant to future holders of preferred stock.

Liquidation

If we dissolve, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold our preferred stock.

Other Rights and Restrictions

Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of holders of common stock to transfer their shares of common stock. Delaware law provides that, if we make a distribution to our stockholders, other than a distribution of our capital stock, either when we are insolvent or when we would be rendered insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent as a result of such distribution, as the case may be. There are no sinking fund provisions applicable to the common stock.

Fully Paid and Nonassessable

All outstanding shares of common stock are fully paid and nonassessable.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “APA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Preferred Stock

General

We have 10,000,000 shares of no par preferred stock authorized, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock. There are no issued and outstanding shares of Series A Junior Participating Preferred Stock. The remaining shares of preferred stock are undesignated.

Our certificate of incorporation authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our certificate of incorporation and the applicable certificate of designation (each, as filed with the SEC) because they, and not this description, define the rights of any holders of preferred stock. We have filed our certificate of incorporation as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•

whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations, or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights, and qualifications, limitations, or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then-outstanding preferred stock, if any.

Anti-Takeover Provisions of APA’s Certificate of Incorporation and Bylaws and Applicable Law

Our certificate of incorporation and bylaws include provisions, summarized below, that may have the effect of delaying, deferring, or preventing a takeover of APA. Please refer to our certificate of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus. You may obtain copies at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

The provisions of Delaware law described below also may have an anti-takeover effect.

APA’s Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay, defer, prevent, or otherwise discourage transactions involving an actual or potential change in control of us or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or that stockholders might otherwise deem to be in their best interests. Among other things, the certificate of incorporation and bylaws provide that:

•

newly created directorships resulting from an increase in the number of directors and any vacancy on our board of directors may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum (and not by stockholders);

•

stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and be stockholders of record entitled to vote at such meeting on the date of the giving of such notice, and also specify requirements as to the form and content of a stockholder’s notice;

•	stockholders may not act by written consent in lieu of a duly called annual or special meeting of stockholders;

•	no stockholder shall have cumulative voting rights for the election of directors;

•

the affirmative vote of 80% of our outstanding voting stock is required to (i) adopt any agreement for the merger or consolidation of us with or into any other corporation which is the beneficial owner of more than 5% of our outstanding voting stock and (ii) authorize any sale or lease of all or any substantial part of our assets to any beneficial holder of 5% or more of our outstanding voting stock;

•

any tender offer made by a beneficial owner of more than 5% of our outstanding voting stock in connection with any (i) plan of merger, consolidation, or reorganization, (ii) sale or lease of substantially all of our assets, or (iii) issuance of equity securities to the 5% stockholder must provide at least as favorable terms to each holder of common stock (other than the stockholder making the tender offer) as the most favorable terms granted by such stockholder pursuant to such offer; and

•

we may not acquire any voting stock from the beneficial owner of more than 5% of our outstanding voting stock, except for acquisitions pursuant to a tender offer to all holders of our outstanding voting stock on the same price, terms, and conditions, acquisitions in compliance with Rule 10b-18 under the Exchange Act, and acquisitions at a price not exceeding the market value per share.

In addition, as a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which prohibits us, subject to certain exceptions described below, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

in each case, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be incorporated by reference as an exhibit to the registration statement that includes this prospectus before we issue any depositary shares.

This summary of depositary agreements, depositary shares, and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences, and privileges of the preferred stock, including dividend, voting, redemption, conversion, and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless otherwise indicated in the prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts, and, if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates, and other information and to pay any taxes or other governmental charges. Unless otherwise indicated in the prospectus supplement, the relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption of Depositary Shares

If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as defined in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges, or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. We do not expect that there will be any public trading market for the shares of preferred stock except those represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of APA and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement. If these charges have not been paid by a holder of depositary receipts, the depositary may refuse to transfer depositary shares to such holder, withhold dividends and distributions from such holder, and sell the depositary shares evidenced by such holder’s depositary receipt.

Resignation and Removal of Depositary

The depositary may submit notice of resignation at any time, or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary and such successor depositary accepts such appointment, which must occur within 60 days after delivery of the notice of resignation or removal. Subject to the terms of the applicable deposit agreement, the successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports, and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither APA nor the depositary will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Each of APA and the depositary will be obligated to use its best judgment and to act in good faith in performing its duties under the deposit agreement. Each of APA and the depositary will be liable only for its gross negligence and willful misconduct in performing its duties under the deposit agreement. Neither APA nor the depositary will be obligated to appear in, prosecute, or defend any legal proceeding with respect to any depositary receipts, depositary shares, or preferred stock unless it receives what it, in its sole discretion, determines to be a satisfactory indemnity from one or more holders of the depositary shares. Each of APA and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce such party’s risk to a satisfactory and customary level. Each of APA and the depositary may rely on the advice of legal counsel or accountants of its choice. Each may also rely on information provided by persons it believes, in good faith, to be competent and on documents it believes, in good faith, to be genuine.

Title

APA, each depositary, and any agent of APA or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. We will issue the senior debt securities under the (i) senior indenture, dated as of June 30, 2021, between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee or (ii) senior indenture, dated as of December 11, 2024, between APA and Regions Bank, as trustee. We will issue the subordinated debt securities under a subordinated indenture to be executed in the future by us and Computershare Trust Company, N.A. or another entity, as trustee. The senior indentures and any such subordinated indenture are together referred to in this section as the “indentures.” The terms of the debt securities will include those stated in the indentures (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the indentures by reference to the Trust Indenture Act of 1939, as in effect on the date of the applicable indenture. The indentures will be subject to and governed by the terms of the Trust Indenture Act of 1939. The senior debt securities and the subordinated debt securities are together referred to in this section as the “debt securities.” Computershare Trust Company, N.A., Regions Bank, any future successors, or any other entity with which we execute an indenture, in its capacity as trustee under any of the indentures referenced herein, is referred to as the “trustee” for purposes of this section. The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. The senior indentures are, and prior to their issuance any senior debt securities will be, filed as exhibits to the registration statement that includes this prospectus. Prior to the issuance of any subordinated debt securities, the subordinated indenture and such subordinated debt securities will be filed as exhibits to the registration statement that includes this prospectus. We encourage you to read the indentures, because they, and not this description, control your rights as holders of the debt securities.

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The applicable prospectus supplement will set forth the particular terms of any series of debt securities that we may offer. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

No indenture referenced herein limits the amount of debt securities we may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time. We also may issue debt securities pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000.

Other than as described below under “The Senior Indentures Limit Our Ability to Incur Liens” and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization, or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we or our subsidiaries, as defined in the indentures, may incur or issue.

General

We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the amounts, prices, and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	the designation, aggregate principal amount, and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	whether the debt securities will be issued as registered securities, bearer securities, or a combination of the two;

•

whether the debt securities will be issued in the form of one or more global securities, whether such global securities will be issued in a temporary global form or permanent global form, and the identity of the depositary for the global debt securities if other than The Depository Trust Company;

•

the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable, and any special U.S. federal income tax or other considerations;

•

if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•

the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula, or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•

if other than the corporate trust office of the trustee, the place or places where amounts due on the debt securities will be payable and the method of such payment, if by wire transfer, mail, or other means, where the debt securities may be surrendered for registration of transfer and exchange, and where notices and demands to or upon us in respect of the debt securities may be served;

•

a description of any provisions providing for redemption, exchange, or conversion of the debt securities at our option, a holder’s option, or otherwise, and the terms and conditions of such a redemption, exchange, or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	sinking fund terms;

•	any modifications or additions to, or deletions of, any of the events of default or covenants of APA with respect to the debt securities that are described in this section;

•

if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	any listing of the debt securities on any securities exchange; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and, unless we specify otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series.

If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms, and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock, or other securities, whether or not issued by us, property, or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property, or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

Ranking

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

Our obligation to pay the principal of, and any premium and interest on, any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of our senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of our assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership, or similar proceedings in connection with any insolvency or bankruptcy proceeding of APA, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity or if any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the subordinated indenture, means any obligation created or assumed by any person for the repayment of money borrowed, any purchase money obligation created or assumed by such person, and any guarantee of the foregoing.

“Senior indebtedness,” for purposes of the subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed, or incurred, except our obligations under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities, or indebtedness ranking junior to the subordinated debt securities.

“Indebtedness ranking equally with the subordinated debt securities,” for purposes of the subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed, or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation, or reorganization of APA. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities,” for purposes of the subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed, or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to:

•	the subordinated debt securities; and

•	any other indebtedness ranking equally with the subordinated debt securities in right of payment upon the happening of the dissolution, winding-up, liquidation, or reorganization of APA.

The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

Dividends and other distributions to us from our various subsidiaries may be subject to statutory, contractual, and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

Redemption and Repurchase

The debt securities may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times, and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Exchange, Registration, and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of sending of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in Birmingham, Alabama.

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At our option, however, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we specify otherwise in the applicable prospectus supplement, the corporate trust office of the trustee in Birmingham, Alabama, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•

as our paying agent in Birmingham, Alabama, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•

a paying agent within the United States, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange, or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London, Luxembourg, or any other required city located outside the United States for those debt securities.

All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below, we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent, nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

The Senior Indentures Limit Our Ability to Incur Liens

Unless we specify otherwise in the applicable prospectus supplement, each senior indenture provides that neither APA nor any of its subsidiaries may issue, assume, or guarantee any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest, or other encumbrance—defined in each senior indenture as “liens”—upon any of its principal property without providing that any and all senior debt securities then or thereafter outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. Under each senior indenture, principal property is a property interest in any (i) oil, gas, or other liquid or gaseous hydrocarbon or (ii) natural gas, natural gas liquid, or crude oil pipeline, distribution system, gathering system, storage facility, or processing plant, and in either case, owned by us or our subsidiaries, located in the United States or offshore the United States, and the gross book value (without deduction of any depreciation or depletion reserves) of which exceeds 5% of our consolidated net tangible assets (as defined in each senior indenture), other than any such property that our board of directors declares is not material to the business of us and our subsidiaries as an entirety.

The restrictions on liens will not, however, apply to:

•	liens existing on the date of the applicable senior indenture or provided for under the terms of agreements existing on the date thereof;

•

liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling, or developing any of our or our subsidiaries’ properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving, or repairing any such property or assets, or improvements used in connection with such property, or securing indebtedness incurred to provide funds therefor;

•	liens securing only indebtedness owed by one of our subsidiaries to us and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•

liens on any property to secure indebtedness incurred in connection with the construction, installation, or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing, indebtedness issued or guaranteed by the United States, any state, or any department, agency, or instrumentality of either, indebtedness issued to or guaranteed by a foreign government, any state, or any department, agency, or instrumentality of either, or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp., and the Multilateral Investment Guarantee Agency;

•	any extension, renewal, or replacement or successive extensions, renewals, or replacements of any lien referred to in the foregoing clauses that existed on the date of the applicable senior indenture;

•	other “ordinary course liens,” as defined in each senior indenture, incurred in the ordinary course of our business; or

•	liens which secure “limited recourse indebtedness,” as defined in each senior indenture.

Notwithstanding the limitations on liens described above, we and any one or more of our subsidiaries may issue, assume, or guarantee, without regard to the limitations described above, indebtedness secured by liens on assets in any aggregate principal amount which, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), does not at the time such indebtedness is incurred exceed 15% of our consolidated net tangible assets.

In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

•

the sale, granting of liens with respect to, or other transfer of crude oil, natural gas, or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or such crude oil, natural gas, or other petroleum hydrocarbons;

•	the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale, or similar interest; and

•

the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government, any foreign government, any international finance agency, or any state, any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance, or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

Each Indenture Includes Events of Default

Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under each indenture with respect to the debt securities of any series issued under that indenture:

•	if we fail to pay any interest on any debt security of that series when due and the failure continues for 30 days;

•	if we fail to pay principal of or any premium on the debt securities of that series when due and payable;

•

if we fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series—other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series—and that breach or failure continues for 60 days after written notice as provided in the applicable indenture;

•	specified events of voluntary or involuntary bankruptcy, insolvency, or reorganization involving us or any of our subsidiaries; or

•	any other event of default provided with respect to the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to events of bankruptcy, insolvency, or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under some circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to events of bankruptcy, insolvency, or reorganization, the principal amount and accrued interest—or a lesser amount as provided for in the debt securities of that series—shall be immediately due and payable without any declaration or other act by the trustee or any holder.

Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default of which it is aware to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee, or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee indemnity reasonably satisfactory to it. Subject to indemnifying the trustee, and subject to applicable law and other provisions of each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Discharge, Defeasance, and Covenant Defeasance

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable, in government obligations, as defined below, applicable to those debt securities, or a combination thereof, sufficient to pay the entire amount of principal of, and any premium or interest on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “legal defeasance;” or

•	with respect to any senior debt securities, to be released from our obligations under the covenants described above in “The Senior Indentures Limit Our Ability to Incur Liens” or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as “covenant defeasance.”

In the case of discharge of our obligations or legal defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost, or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either legal defeasance or covenant defeasance, we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

In addition, we can only elect legal defeasance or covenant defeasance if, among other things:

•

the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•

we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Each of the indentures deems a foreign currency to be any currency, currency unit, or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•

direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election based on the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt securities that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We would remain liable, however, for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Under each indenture, we are required to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of each indenture for specified purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We and the trustee may modify other provisions of each indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series issued under that indenture affected by the modification, except that the provisions of the indentures, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security issued under that indenture;

•	reduce the principal amount of, or rate of interest or any premium on, any debt security issued under that indenture;

•	change the currency in which any debt security issued under that indenture or interest or any premium on that debt security is payable;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange, or conversion, if applicable, on or after the redemption, exchange, or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment;

•	reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under that indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by that indenture; or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of the holders of all debt securities of that series, waive our compliance with specified restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Consolidation, Merger, and Sale of Assets

We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer, or lease our properties and assets as an entirety or substantially as an entirety to, any person that is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia. We may also permit any of those persons to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us, as long as:

•	any successor person assumes our obligations on the debt securities;

•	no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

•	other conditions are met.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	debt obligations of third parties, including U.S. Treasury securities;

•	any other security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase units or vice versa, which payments may be unsecured or prefunded on some basis. Such payments may also be deferred to the extent set forth in the applicable prospectus supplement. The common stock purchase contracts may require holders thereof to secure their obligations thereunder in a specified manner to be described in the applicable prospectus supplement, and in some circumstances, we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract. The common stock purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued or at settlement. Our obligation to settle any prepaid securities on the relevant settlement date may constitute indebtedness.

The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements, and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or preferred stock from time to time. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, to be selected at the time of issue, as warrant agent. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The applicable prospectus supplement will include a description of the material provisions of the applicable warrant agreement and will describe the designation and terms of the warrants to be issued, including, without limitation, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the designation and terms of the shares of common stock or preferred stock purchasable upon exercise of the warrants;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one warrant;

•	the price at which, and the currency or currencies in which, the shares of common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and any related offered securities will be separately transferable;

•	the provisions for changes to or adjustments in the exercise price of the warrants;

•	the anti-dilution provisions of the warrants, if any;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures, conditions, and limitations relating to the exchange and exercise of such warrants.

The foregoing statements with respect to the warrants are summaries of, and subject to, the detailed provisions of the applicable warrant agreement.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	to or through agents;

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or a single purchaser, including our affiliates; or

•	through a combination of any of the foregoing.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers, or agents and the respective amount of the offered securities underwritten or purchased by each of them;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any other information we think is important.

We may sell offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act. Direct sales may be arranged by one or more securities broker-dealers or other financial intermediaries.

Any initial public offering price, discounts, or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may vary or be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

Offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts, and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters in connection with sales of the offered securities. The offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the offered securities of a series if they purchase any of such offered securities.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Underwriters, dealers, and agents participating in a sale of offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Offered securities may also be sold to or through one or more underwriters or agents in at-the-market offerings, pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then-prevailing market prices for our common stock. Pursuant to the terms of a distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. The agents are not required to engage in any of these activities and, if such activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of offered securities, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreements with us and its compensation will be described, in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers, and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, or dealers may be required to make.

We may authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of the use by us of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive, in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Underwriters, dealers, agents, and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Other than our common stock, and unless otherwise specified in the applicable prospectus supplement, each class or series of securities offered by this prospectus and the applicable prospectus supplement will be a new issue of securities with no established trading market. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock that is currently listed and traded on the Nasdaq Global Select Market. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

Under Rule 15c6-1 under the Exchange Act (as amended in February 2023), trades in the secondary market will generally be required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, if the settlement date specified on the cover page of the applicable prospectus supplement is later than the first business day following the trade date, then any purchaser who wishes to trade the securities prior to the settlement date, will be required, by virtue of the fact that the sale of the securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Any purchaser who wishes to trade the securities prior to the settlement date specified on the cover page of the applicable prospectus supplement should consult their own advisor in connection with such election.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for us by Bracewell LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of APA Corporation and subsidiaries appearing in APA Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of APA Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information appearing in APA Corporation’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2023, and incorporated by reference into this prospectus regarding APA Corporation’s total proved reserves was prepared by APA Corporation and reviewed by Ryder Scott Company, L.P., Petroleum Consultants, as stated in their letter reports thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in such matters.

The audited consolidated financial statements of Callon Petroleum Company included in Form 8-K/A of APA Corporation filed on June 13, 2024, and incorporated by reference in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information appearing in Callon’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated by reference into this prospectus from our Current Report on Form 8-K/A filed on June 13, 2024, regarding Callon’s total proved reserves was prepared by Callon and reviewed by DeGolyer and MacNaughton, independent petroleum engineering consulting firm, as stated in their letter reports thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in such matters.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC Registration Fee	$		*
Legal Fees and Expenses		*	*
Accountants’ Fees and Expenses		*	*
Trustee’s Fees and Expenses		*	*
Printing and Engraving Expenses		*	*
Rating Agency Fees		*	*
Miscellaneous		*	*

TOTAL	$	*	*

*

Deferred in accordance with Rule 456(b) under the Securities Act and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**

Because an indeterminate amount of securities is covered by this registration statement, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

APA CORPORATION

APA’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that, to the fullest extent permitted under the Delaware General Corporation Law, APA’s directors shall not be personally liable for monetary damages. APA’s amended and restated bylaws provide that APA shall indemnify its officers, directors, employees, and agents.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed, or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person. APA maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article VII of APA’s amended and restated bylaws provides, in substance, that directors, officers, employees, and agents of APA shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. Additionally, Article Seventeenth of APA’s amended and restated certificate of incorporation, as amended, eliminates in specified circumstances the monetary liability of directors and officers of APA for a breach of their fiduciary duty as directors or officers, as applicable. These provisions do not eliminate the liability of a director or officer:

•	for a breach of the director’s or officer’s duty of loyalty to APA or its stockholders;

•	for acts or omissions by the director or officer not in good faith;

•	for acts or omissions by a director or officer involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law;

•	for transactions from which the director or officer derived an improper personal benefit; and

•	with respect to officers, in any action by or in the right of the Corporation.

Reference is made to the underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements APA agrees to in connection with any underwritten offering of the securities registered by this registration statement.

Item 16. Exhibits.

Exhibit No.	Description

1.1**	Underwriting Agreement.

4.1	Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K12B filed March 1, 2021, SEC File No. 001-40144).

4.2	Description of Equity Securities of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K12B filed March 1, 2021, SEC File No. 001-40144).

4.3	Senior Indenture, dated June 30, 2021, between Registrant and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, governing the senior debt securities of Registrant (incorporated by reference to Exhibit 4.4 to Registrant’s Registration Statement on Form S-3 filed June 30, 2021, SEC File No. 333-257556).

4.4**	Form of Subordinated Indenture between Registrant and trustee, governing the subordinated debt securities of Registrant.

4.5**	Form of Deposit Agreement.

4.6**	Form of Preferred Securities Certificate of Designation.

4.7**	Form of Purchase Contract Agreement.

4.8**	Form of Warrant Agreement.

Exhibit No.	Description

4.9*	Senior Indenture, dated December 11, 2024, between Registrant and Regions Bank, as trustee, governing the senior debt securities of the Registrant.

5.1***	Opinion of Hunton Andrews Kurth LLP regarding legality of the securities being registered

5.2*	Opinion of Bracewell LLP regarding legality of the senior debt securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2***	Consent of Hunton Andrews Kurth LLP (included in their opinion filed as Exhibit 5.1).

23.3*	Consent of Ryder Scott Company, L.P., Petroleum Consultants.

23.4*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.5*	Consent of DeGolyer and MacNaughton, Independent Petroleum Engineering Consultants.

23.6*	Consent of Bracewell LLP (included in their opinion filed as Exhibit 5.2).

24.1***	Powers of Attorney.

25.1***	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee under the Senior Indenture between Registrant and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

25.2*	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Regions Bank, as trustee under the Senior Indenture between Registrant and Regions Bank.

107***	Calculation of Filing Fee Table.

*	Indicates exhibits filed herewith.
**	Indicates exhibits to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
***	Indicates exhibits previously filed.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2024.

APA CORPORATION
Registrant

By:	/s/ Stephen J. Riney
Stephen J. Riney
President and Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below on December 12, 2024.

Signature	Title

* John J. Christmann IV	Director and Chief Executive Officer (principal executive officer)

/s/ Stephen J. Riney Stephen J. Riney	President and Chief Financial Officer (principal financial officer)

* Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer, and Controller (principal accounting officer)

* H. Lamar McKay	Independent, Non-Executive Chair of the Board and Director

* Annell R. Bay	Director

* Matthew R. Bob	Director

* Juliet S. Ellis	Director

* Charles W. Hooper	Director

* Chansoo Joung	Director

* Peter A. Ragauss	Director

* David L. Stover	Director

1

Signature	Title

* Anya Weaving	Director

Constituting a majority of the Board of Directors of the registrant.

*By:	/s/ Stephen J. Riney
Stephen J. Riney
Attorney-in-Fact
December 12, 2024

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